EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton	July 21, 2003
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

SECOND QUARTER EPS GROWTH OF 19%

KING OF PRUSSIA, PA—Universal Health Services, Inc. (NYSE: UHS) announced today that its net income and earnings per share (diluted) were $51.0 million and $.82 for the three-month period ended June 30, 2003, and $103.7 million and $1.66 for the six-month period ended June 30, 2003, respectively. These results represent a 19% increase in earnings per share (diluted) both for the three-month and six-month periods ended June 30, 2003 over the comparable prior year periods. Revenues increased 12% to $903 million in the three-month period and also by 12% to $1.80 billion in the six-month period ended June 30, 2003. At June 30, 2003, the Company’s balance sheet debt, net of cash, was $675 million and its shareholders’ equity was $976 million.

On a same facility basis, patient admissions to the Company’s acute care hospitals located in the U.S. and Puerto Rico remained relatively unchanged during the quarter ended June 30, 2003, as compared to the comparable prior year quarter while patient admissions to the Company’s behavioral health care facilities owned in both periods increased approximately 3%. For the Company’s acute care hospitals owned in both periods located in the U.S. and Puerto Rico, revenues increased 9.4% and revenue per adjusted patient day increased 7.8% during the 2003 second quarter as compared to the prior year quarter. For the Company’s behavioral health hospitals owned in both periods, revenues increased 5.7% and revenue per adjusted patient day increased 3.7%.

Managed care pricing remained strong in the quarter. Operating margins for the Company’s acute care hospitals located in the U.S. and Puerto Rico owned in both the three-month periods ended June 30, 2003 and June 30, 2002, increased to 18.3% from 17.6%. Operating margins for the Company’s behavioral health hospitals owned in both periods increased to 23.8% during the second quarter of 2003 from 21.2% during the prior year quarter. The Company’s operating margin (as calculated on the attached schedules of Supplemental Consolidated Income Statement Information), increased to 16.7% in the three-month period ended June 30, 2003 as compared to 16.0% in the same period of the prior year.

During the quarter, the Company announced its intent to acquire the assets of three acute care hospitals in California from Vista Health System. The Company also expects to complete construction of its new 176-bed hospital in Las Vegas and a 90-bed addition to its Northwest Texas Hospital in Amarillo, Texas later in 2003.

There will be a conference call for investors at 9:00AM ET on Tuesday, July 22, 2003. The dial-in number is 1-877-648-7971.

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals, ambulatory surgery and radiation centers nationwide, in Puerto Rico, and in France. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE: UHT).

Certain statements in this release may constitute forward-looking statements and are subject to various risks and uncertainties as discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not obligated to update these forward-looking statements even if the Company’s assessment of these risks and uncertainties changes. The Company uses operating income and/or operating margin, which are commonly used indicators within the health care industry, as analytical indicators for purposes of assessing operating performance of its facilities. Operating income and operating margin should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from operating income and operating margin are significant components in understanding and assessing financial performance. Because operating income and operating margin are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, operating income and operating margin as presented may not be comparable to other similarly titled measures of other companies.

For additional information on the Company, visit our web site: http://www.uhsinc.com.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

Unaudited

	Three months		Six months
	ended June 30,		ended June 30,
	2003	2002	2003	2002
Net revenues	$902,954	$805,945	$1,797,762	$1,610,316
Operating charges:
Salaries, wages and benefits	357,448	321,595	713,230	641,302
Other operating expenses	211,616	198,296	415,526	390,192
Supplies expense	121,556	103,857	242,293	207,365
Provision for doubtful accounts	61,702	52,845	127,122	110,739
Depreciation and amortization	35,513	30,900	70,050	60,308
Lease and rental expense	15,861	15,290	31,682	30,480
Interest expense, net	9,375	8,402	19,224	17,132

	813,071	731,185	1,619,127	1,457,518

Income before minority interests and income taxes	89,883	74,760	178,635	152,798
Minority interests in earnings of consolidated entities	8,530	4,688	13,560	10,561

Income before income taxes	81,353	70,072	165,075	142,237
Provision for income taxes	30,403	25,725	61,335	52,217

Net income	$50,950	$44,347	$103,740	$90,020

Earnings per common share—basic	$0.88	$0.74	$1.79	$1.50

Earnings per common share—diluted	$0.82	$0.69	$1.66	$1.40

Weighted average number of common shares—basic	57,655	59,934	57,966	59,898
Weighted average number of common share equivalents	7,287	7,320	7,303	7,253

Weighted average number of common shares and equiv.—diluted	64,942	67,254	65,269	67,151

EARNINGS PER SHARE CALCULATION
Net income	$50,950	$44,347	$103,740	$90,020
Add: Debenture interest, net of taxes	2,178	2,091	4,355	4,183

Adjusted net income	$53,128	$46,438	$108,095	$94,203
Weighted average number of common shares—basic	57,655	59,934	57,966	59,898
Add: Shares for conversion of convertible debentures	6,577	6,577	6,577	6,577
Other share equivalents	710	743	726	676

Weighted average number of common shares and equiv.—diluted	64,942	67,254	65,269	67,151
Earnings per common share—diluted	$0.82	$0.69	$1.66	$1.40

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

Unaudited

	June 30, 2003	December 31, 2002
Assets:
Cash and cash equivalents	$26,704	$17,750
Accounts receivable, net	472,829	474,763
Other current assets	111,343	114,063
Property, plant and equipment, net	1,250,786	1,167,287
Other assets	562,014	549,366

	$2,423,676	$2,323,229

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$11,935	$8,253
Other current liabilities	360,500	362,160
Other noncurrent liabilities	226,347	206,238
Minority interest	145,398	134,339
Long-term debt	690,184	680,514
Deferred income taxes	12,880	14,266
Stockholders’ equity	976,432	917,459

	$2,423,676	$2,323,229

Universal Health Services, Inc.

Supplemental Consolidated Income Statement Information

(in thousands)

unaudited

	Three months ended		Three months ended
	June 30, 2003		June 30, 2002
Net revenues	$902,954	100.0%	$805,945	100.0%
Operating charges:
Salaries, wages and benefits	357,448	39.6%	321,595	39.9%
Other operating expenses	211,616	23.4%	198,296	24.6%
Supplies expense	121,556	13.5%	103,857	12.9%
Provision for doubtful accounts	61,702	6.8%	52,845	6.6%

	752,322	83.3%	676,593	84.0%

Operating income/margin	150,632	16.7%	129,352	16.0%
Depreciation and amortization	35,513		30,900
Lease and rental expense	15,861		15,290
Interest expense, net	9,375		8,402
Minority interests in earnings of consolidated entities	8,530		4,688

Income before income taxes	81,353		70,072
Provision for income taxes	30,403		25,725

Net income	$50,950		$44,347

Universal Health Services, Inc.

Supplemental Consolidated Income Statement Information

(in thousands)

unaudited

	Six months ended		Six months ended
	June 30, 2003		June 30, 2002
Net revenues	$1,797,762	100.0%	$1,610,316	100.0%
Operating charges:
Salaries, wages and benefits	713,230	39.7%	641,302	39.8%
Other operating expenses	415,526	23.1%	390,192	24.2%
Supplies expense	242,293	13.5%	207,365	12.9%
Provision for doubtful accounts	127,122	7.1%	110,739	6.9%

	1,498,171	83.3%	1,349,598	83.8%

Operating income/margin	299,591	16.7%	260,718	16.2%
Depreciation and amortization	70,050		60,308
Lease and rental expense	31,682		30,480
Interest expense, net	19,224		17,132
Minority interests in earnings of consolidated entities	13,560		10,561

Income before income taxes	165,075		142,237
Provision for income taxes	61,335		52,217

Net income	$103,740		$90,020

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

Same Store:	% Change Quarter Ended 06/30/2003	% Change 6 mos. ended 06/30/2003
Acute Care Hospitals
Revenues	9.4%	9.1%
Adjusted Admissions	0.0%	1.3%
Adjusted Patient Days	1.4%	0.7%
Revenue Per Adjusted Admission	9.4%	7.7%
Revenue Per Adjusted Patient Day	7.8%	8.3%

Behavioral Health Hospitals
Revenues	5.7%	5.3%
Adjusted Admissions	2.4%	1.9%
Adjusted Patient Days	1.9%	2.5%
Revenue Per Adjusted Admission	3.2%	3.3%
Revenue Per Adjusted Patient Day	3.7%	2.7%

	Second Quarter Ended		Six months Ended
UHS Consolidated	06/30/2003	06/30/2002	06/30/2003	06/30/2002
Revenues	$902,954	$805,945	$1,797,762	$1,610,316
EBITDA (1)	$126,241	$109,374	$254,349	$219,677
EBITDA Margin (1)	14.0%	13.6%	14.1%	13.6%
Cash Flow From Operations	$129,412	$77,193	$210,178	$134,066
Days Sales Outstanding	48	53	48	52
Capital Expenditures	$58,077	$56,441	$98,419	$97,152
Debt (net of cash)	—	—	$675,415	$675,839
Shareholders Equity	—	—	$976,432	$899,408
Debt / Total Capitalization	—	—	40.9%	42.9%
Debt / EBITDA (2)	—	—	1.44	1.69
Debt / Cash From Operations (2)	—	—	1.66	2.42
Acute Care EBITDAR Margin (3)	18.3%	17.6%	18.5%	17.7%
Behavioral Health EBITDAR Margin (3)	24.0%	21.2%	23.0%	20.9%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

JUNE 30, 2003

AS REPORTED:	FOR THE THREE MONTHS ENDED
	ACUTE (1)			BEHAVIORAL HEALTH
	6/30/03	6/30/02%		6/30/03	6/30/02%
Hospitals owned and leased	25	26	-3.8%	39	37	5.4%
Average licensed beds	5,735	5,846	-1.9%	3,902	3,749	4.1%
Patient days	305,669	300,761	1.6%	269,451	255,016	5.7%
Average daily census	3,359.0	3,305.1	1.6%	2,961.0	2,802.4	5.7%
Occupancy-licensed beds	58.6%	56.5%	3.6%	75.9%	74.7%	1.5%
Admissions	65,474	65,605	-0.2%	22,029	21,176	4.0%
Length of stay	4.7	4.6	1.8%	12.2	12.0	1.6%
Inpatient revenue	$1,458,645	$1,242,178	17.4%	$274,367	$248,255	10.5%
Outpatient revenue	535,742	456,875	17.3%	41,178	39,450	4.4%
Total patient revenue	1,994,387	1,699,053	17.4%	315,545	287,705	9.7%
Other revenue	13,821	16,187	-14.6%	8,974	9,495	-5.5%
Gross hospital revenue	2,008,208	1,715,240	17.1%	324,519	297,200	9.2%
Total deductions	1,329,714	1,094,852	21.5%	169,682	153,777	10.3%
Net hospital revenue	$678,494	$620,388	9.4%	$154,837	$143,423	8.0%

SAME STORE:	FOR THE THREE MONTHS ENDED
	ACUTE (1) (2)			BEHAVIORAL HEALTH (3)
	6/30/03	6/30/02%		6/30/03	6/30/02%
Hospitals owned and leased	25	26	-3.8%	37	37	0.0%
Average licensed beds	5,735	5,846	-1.9%	3,785	3,749	1.0%
Patient days	305,669	300,782	1.6%	260,906	255,018	2.3%
Average daily census	3,359.0	3,305.3	1.6%	2,867.1	2,802.4	2.3%
Occupancy-licensed beds	58.6%	56.5%	3.6%	75.7%	74.8%	1.3%
Admissions	65,474	65,605	-0.2%	21,789	21,176	2.9%
Length of stay	4.7	4.6	1.8%	12.0	12.0	-0.6%

(1)	Does not include hospitals located in France.
(2)	Inland Valley and Rancho Springs combined on July 1, 2002.
(3)	North Star hosoital and Residential Center are excluded in both current and prior years.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

JUNE 30, 2003

AS REPORTED:	FOR THE SIX MONTHS ENDED
	ACUTE (1)			BEHAVIORAL HEALTH
	6/30/03	6/30/02%		6/30/03	6/30/02%
Hospitals owned and leased	25	26	-3.8%	39	37	5.4%
Average licensed beds	5,735	5,846	-1.9%	3,887	3,749	3.7%
Patient days	626,561	624,065	0.4%	537,541	503,984	6.7%
Average daily census	3,461.7	3,447.9	0.4%	2,969.8	2,784.4	6.7%
Occupancy-licensed beds	60.4%	59.0%	2.3%	76.4%	74.3%	2.9%
Admissions	133,589	132,465	0.8%	43,983	42,427	3.7%
Length of stay	4.7	4.7	-0.4%	12.2	11.9	2.9%
Inpatient revenue	$2,968,097	$2,528,504	17.4%	$547,644	$490,634	11.6%
Outpatient revenue	1,046,485	881,418	18.7%	79,751	77,750	2.6%
Total patient revenue	4,014,582	3,409,922	17.7%	627,395	568,384	10.4%
Other revenue	27,419	31,403	-12.7%	17,575	19,237	-8.6%
Gross hospital revenue	4,042,001	3,441,325	17.5%	644,970	587,621	9.8%
Total deductions	2,684,677	2,197,009	22.2%	337,386	302,077	11.7%
Net hospital revenue	$1,357,324	$1,244,316	9.1%	$307,584	$285,544	7.7%

SAME STORE:	FOR THE SIX MONTHS ENDED
	ACUTE (1) (2)			BEHAVIORAL HEALTH (3)
	6/30/03	6/30/02%		6/30/03	6/30/02%
Hospitals owned and leased	25	26	-3.8%	37	37	0.0%
Average licensed beds	5,735	5,846	-1.9%	3,770	3,749	0.6%
Patient days	626,568	624,070	0.4%	519,941	503,976	3.2%
Average daily census	3,461.7	3,447.9	0.4%	2,872.6	2,784.4	3.2%
Occupancy-licensed beds	60.4%	59.0%	2.3%	76.2%	74.3%	2.6%
Admissions	133,589	132,465	0.8%	43,533	42,427	2.6%
Length of stay	4.7	4.7	-0.4%	11.9	11.9	0.5%

(1)	Does not include hospitals located in France.
(2)	Inland Valley and Rancho Springs combined on July 1, 2002.
(3)	North Star hosoital and Residential Center are excluded in both current and prior years.